EXHIBIT FS-10

                        AMEREN ENERGY GENERATING COMPANY
                           CONSOLIDATED BALANCE SHEET
                          (IN MILLIONS, EXCEPT SHARES)


                                                                 REPORTED        GENERATING         PRO FORMA
                                                                DECEMBER 31,    ASSET TRANSFER     DECEMBER 31,
                                                                    2004         ADJUSTMENTS   (A)     2004
                                                               --------------  ----------------   --------------
                                 ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                       $          1    $         242      $       243
Accounts receivable                                                       96                                96
Materials and supplies                                                    89               (2)              87
Other current assets                                                       2                                 2
                                                               --------------  ----------------   --------------
Total current assets                                                     188              240              428
                                                               --------------  ----------------   --------------
PROPERTY AND PLANT, NET                                                1,749             (240)           1,509
OTHER NONCURRENT ASSETS                                                   18                                18
                                                               --------------  ----------------   --------------
TOTAL ASSETS                                                    $      1,955    $           -      $     1,955
                                                               ==============  ================   ==============

                  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
    Current maturities of long-term debt                        $        225                       $       225
Current portion of intercompany notes payable -                          283                               283
 CIPS and Ameren
Borrowings from money pool                                               116                               116
Accounts and wages payable                                                54                               54
Current portion of intercompany tax payable - CIPS                        11                               11
Taxes accrued                                                             35                               35
Other current liabilities                                                 22                               22
                                                               --------------  ----------------   --------------
Total current liabilities                                                746                -              746
                                                               --------------  ----------------   --------------
LONG-TERM DEBT, NET                                                      473                               473
INTERCOMPANY NOTES PAYABLE - CIPS AND AMEREN                               -                                 -
DEFERRED CREDITS AND OTHER NONCURRENT LIABILITIES:
Accumulated deferred income taxes, net                                   144                               144
Accumulated deferred investment tax credits                               12                                12
Intercompany tax payable - CIPS                                          138                               138
Accrued pension and other postretirement benefits                          5                                 5
Other deferred credits and liabilities                                     2                                 2
                                                               --------------  ----------------   --------------
Total deferred credits and other noncurrent liabilities                  301                -              301
                                                               --------------  ----------------   --------------
COMMITMENTS AND CONTINGENCIES (NOTE 1, 3 AND 15)
STOCKHOLDER'S EQUITY:
Common stock, no par value, 10,000 shares authorized -                     -                                 -
  2,000 shares outstanding
Other paid-in capital                                                    225                               225
Retained earnings                                                        211                               211
Accumulated other comprehensive income (loss)                             (1)                               (1)
                                                               --------------  ----------------   --------------
Total stockholder's equity                                               435                -              435
                                                               --------------  ----------------   --------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                      $      1,955    $           -      $     1,955
                                                               ==============  ================   ==============

(A) TO REFLECT THE TRANSFER OF KINMUNDY AND PINCKNEYVILLE CTS FROM AMEREN ENERGY GENERATING COMPANY TO AMEREN UE.

AMEREN ENERGY GENERATING COMPANY
PROPOSED ACCOUNTING ENTRIES FOR TRANSFER OF ASSETS AND LIABILITIES FROM AMEREN ENERGY GENERATING COMPANY
TO UNION ELECTRIC COMPANY
ASSUMING DECEMBER 31, 2004 CLOSING

  PROPOSED
   ACCOUNT
   NUMBER                     ACCOUNT DESCRIPTION                               DEBIT               CREDIT
   ------                     -------------------                               -----               ------
       102 Utility plant purchased or sold                                  $240,297,586
       101 Electric plant in service                                                             $274,385,317
       108 Accumulated provision for depreciation                            $34,087,731
       131 Cash                                                               $1,922,520
       135 Working funds                                                                              $25,000
       151 Fuel stock                                                                                $802,521
       154 Plant materials and operating supplies                                                  $1,571,228
       165 Prepayments - insurance                                                                   $173,771
       236 Accrued taxes                                                        $650,000
       282 Accumulated deferred income taxes - other property                $26,167,964
       283 Deferred income tax liability                                                          $26,167,964

                                                                         -------------------------------------
                                                           Balance          $303,125,801         $303,125,801
                                                                         =====================================

To clear Account 102, Utility Plant Purchased or Sold, and charge Account 131,
Cash, for the assets and liabilities transferred to AmerenUE.

       131 Cash                                                             $240,297,586
       102 Utility plant purchased or sold                                                       $240,297,586

The total effect on cash is shown below:

       131 Cash                                                             $242,220,106